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                                                                   Exhibit 10.5

                    MASTER GUARANTEE REIMBURSEMENT AGREEMENT


     This AGREEMENT is entered into as of the 26th day of November 1996 by and among Thermo Electron Corporation (the "Parent") and those of its subsidiaries that join in this Agreement by executing the signature page hereto (the "Majority Owned Subsidiaries").

                                   WITNESSETH:

     WHEREAS, the majority owned subsidiaries in the past have entered into, and wish to enter into in the future, various financial transactions, such as convertible or nonconvertible debt, bank loans, and equity offerings, and other contractual arrangements with third parties (the "Underlying Obligations");

     WHEREAS, the Majority Owned Subsidiaries acknowledge that they are unable to enter into many kinds of Underlying Obligations without a guarantee of their performance thereunder from the Parent (a "Parent Guarantee");

     WHEREAS, certain Majority Owned Subsidiaries ("Second Tier Majority Owned Subsidiaries ") are themselves majority owned subsidiaries of other Majority Owned Subsidiaries ("First Tier Majority Owned Subsidiaries");

     WHEREAS, for various reasons, Parent Guarantees of a Second Tier Majority Owned Subsidiary's Underlying Obligations are often demanded and given without the respective First Tier Majority Owned Subsidiary also issuing a guarantee of such Underlying Obligation;

     WHEREAS, the Parent is willing to consider continuing to issue Parent Guarantees, on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties agree as follows:

1. If, after the date hereof, the Parent provides a Parent Guarantee of an Underlying Obligation, and the beneficiary(ies) of the Parent Guarantee enforce the Parent Guarantee, or the Parent performs under the Parent Guarantee for any other reason, then the Majority Owned Subsidiary that is obligated under such Underlying Obligation shall indemnify and save harmless the Parent from any liability, cost, expense or damage (including reasonable attorneys' fees) suffered by the Parent as a result of the Parent Guarantee. If the Underlying Obligation is issued by a Second Tier Majority Owned Subsidiary, and such Second Tier Majority Owned Subsidiary is unable to fully indemnify the Parent (because of the poor financial condition of such Second Tier Majority Owned Subsidiary, or for any other reason), then the First Tier Majority Owned Subsidiary that owns the majority of the stock of such Second Tier Majority Owned Subsidiary shall indemnify and save harmless


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     the Parent from any remaining liability, cost, expense or damage (including reasonable attorneys' fees) suffered by the Parent as a result of the Parent Guarantee.

2. For purposes of this Agreement, the term "guarantee" shall include not only a formal guarantee of an obligation, but also any other arrangement where the Parent is liable for the obligations of a Majority Owned Subsidiary. Such other arrangements include (a) representations, warranties and/or covenants or other obligations joined in by the Parent, whether on a joint or joint and several basis, for the benefit of the Majority Owned Subsidiary and (b) responsibility of the Parent by operation of law for the acts and omissions of the Majority Owned Subsidiary, including controlling person liability under securities and other laws.

3. Promptly after the Parent receives notice that a beneficiary of a Parent Guarantee is seeking to enforce such Parent Guarantee, the Parent shall notify the Majority Owned Subsidiary(s) obligated under the relevant Underlying Obligation. Such Majority Owned Subsidiary(s) shall have the right, at its own expense, to contest the claim of such beneficiary. If a Majority Owned Subsidiary is contesting the claim of such beneficiary, the Parent will not perform under the relevant Parent Guarantee unless and until, in the Parent's reasonable judgment, the Parent is obligated under the terms of such Parent Guarantee to perform. Subject to the foregoing, any dispute between a Majority Owned Subsidiary and a beneficiary of a Parent Guarantee shall not affect such Majority Owned Subsidiary's obligation to promptly indemnify the Parent hereunder.

4. All payments required to be made by a Majority Owned Subsidiary shall be made within two days after receipt of notice from the Parent.

5. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed therein.


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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       THERMO ELECTRON CORPORATION


                                       By:
                                           ---------------------------
                                       Title: Treasurer


                                       THERMO INSTRUMENT SYSTEMS INC.


                                       By:
                                          ----------------------------
                                       Title:


                                       METRIKA SYSTEMS CORPORATION


                                       By:
                                          ----------------------------
                                       Title: